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                                                                    EXHIBIT 99.3



                                AUGUST 17, 2000


Southern Energy, Inc.
900 Ashwood Parkway, Suite 500
Atlanta, Georgia 30338


         I hereby consent to serve as a director of Southern Energy, Inc., a Delaware corporation (the "Company"), upon the completion of Southern Energy's initial public offering, and to all references to me and my professional history in both Registration Statements on Form S-1 of the Company (File Numbers 333-35390 and 333-41680), and any amendments thereto or other required filings with the Securities and Exchange Commission. I further consent to the filing of this consent as an exhibit of any such filing.


                                             /s/ William M. Hjerpe
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                                             Name: WILLIAM M. HJERPE
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